Exhibit 6(a)

                             UNDERWRITING AGREEMENT
                                    CLASS A



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                                 CLASS A SHARES


                             NATIONAL ASSET RESERVE
                             UNDERWRITING AGREEMENT



     AGREEMENT made and entered into this 14th day of May, 1993, by and between NATIONAL ASSET RESERVE, a Massachusetts business trust (hereinafter called the "Fund"), and PHOENIX EQUITY PLANNING CORPORATION, a Connecticut corporation (hereinafter called the "Underwriter").

     1. The Fund hereby appoints the Underwriter as its exclusive agent to promote the sale and to arrange for the sale of Class A shares of beneficial interest of the Fund, including both unissued shares and treasury shares, through broker-dealers or otherwise, in all parts of the United States and elsewhere throughout the world. The Fund agrees to sell and deliver its Class A shares, upon the terms hereinafter set forth, as long as it has unissued and/or treasury Class A shares available for sale.

          (a) The Fund hereby authorizes the Underwriter, subject to law and the Declaration of Trust of the Fund, to accept, for the account of the Fund, orders for the purchase of its Class A shares, satisfactory to the Underwriter, as of the time of receipt of such orders by the dealer, or as otherwise described in the then-current Prospectus of the Fund.

          (b) The public offering price of such Class A shares shall be based on the net asset value per share (as determined by the Fund) of the outstanding Class A shares of the Fund. Such net asset value shall be regularly determined on every business day as of the time of the regular closing of the New York Stock Exchange and the public offering price based upon such net asset value shall become effective as set forth from time to time in the current Prospectus; such net asset value shall also be regularly determined, and the public offering price based thereon shall become effective, as of such other times for the regular determination of net asset value as may be required or permitted by rules of the National Association of Securities Dealers, Inc. or of the Securities and Exchange Commission. The Fund shall furnish the Underwriter, with all possible promptness, a statement of each computation of net asset value, and of the details entering into such computation.


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     The public offering price of such shares shall be equal to the net asset value, as described above, plus a commission to be fixed from time to time by the Fund and the Underwriter and as described in the current Prospectus of the Fund. The Underwriter may fix quantity discounts and other similar terms not inconsistent with the provisions of the Investment Company Act of 1940, as amended (the "Act"). The Underwriter shall not impose any commission, permit any quantity discounts or impose any other similar terms in connection with the sale of Class A shares of the Fund except as disclosed in the then-current Prospectus of the Fund.

          (c) The Underwriter shall be entitled to deduct a commission on all such shares sold equal to the difference between the public offering price and the net asset value on which such price is based. If any such commission is received by the Fund, it will pay such commission to the Underwriter. Out of such commission, the Underwriter may allow to dealers such concessions as the Underwriter may determine from time to time. Notwithstanding anything in this Agreement otherwise provided, sales may be made at net asset value as provided in the then-current Prospectus of the Fund.

          (d) As reimbursement for expenditures made in connection with providing certain distribution-related services, the Underwriter may receive from the Fund a distribution services fee under the terms and conditions set forth in the Fund's Distribution Plan adopted under Rule 12b-1 under the Act (the "Plan"), as the Plan may be amended from time to time and subject to any further limitations on such fees as the Trustees may impose.

     2. The Underwriter agrees to devote reasonable time and effort to enlist investment dealers and otherwise promote the sale and distribution and act as Underwriter for the sale and distribution of the Class A shares of the Fund as such arrangements may profitably be made; but so long as its does so, nothing herein contained shall prevent the Underwriter from entering into similar arrangements with other funds and to engage in other activities. The Fund reserves the right to issue Class A shares in connection with any merger or consolidation of the Fund with any other investment company or any personal holding company or in connection with offers of exchange exempted from Section 22(d) of the Act.

     3. Upon receipt by the Fund at its principal place of business of a written order from the Underwriter, together with delivery instructions, the Fund shall, as promptly as practicable, cause certificates for the Class A shares called for in such order to be delivered or credited in such amounts and in such names as shall be specified by the Underwriter, against payment therefor in


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such manner as may be acceptable to the Fund.

     4. All sales literature and advertisements used by the Underwriter in connection with sales of the Class A shares of the Fund shall be subject to the approval of the Fund. The Fund authorizes the Underwriter in connection with the sale or arranging for the sale of its Class A shares to give only such information and to make only such statements or representations as are contained in the Prospectus or in sales literature or advertisements approved by the Fund or in such financial statements and reports as are furnished to the Underwriter pursuant to paragraph 6 below. The Fund shall not be responsible in any way for any information, statements or representations given or made by the Underwriter or its representatives or agents other than such information, statements and representations.

     5. The Underwriter, as agent of the Fund, is authorized, subject to the direction of the Fund, to accept Class A shares for redemption at prices determined as prescribed in the then-current Prospectus of the Fund. The Fund shall reimburse the Underwriter monthly for its out-of-pocket expenses reasonably incurred in carrying out the foregoing authorization, but the Underwriter shall not be entitled to any commissions or other compensation with respect to such redemptions. The Underwriter shall report all such redemptions promptly to the Fund.

     6. The Fund shall keep the Underwriter fully informed with regard to its affairs, shall furnish the Underwriter with a certified copy of all financial statements, and a signed copy of each report, prepared by independent public accountants and with such reasonable number of printed copies of each annual and other periodic reports of the Fund as the Underwriter may request, and shall cooperate fully in the efforts of the Underwriter to sell and arrange for the sale of its Class A shares and in the performance by the Underwriter of all of its duties under this Agreement.

     7. The Fund will pay or cause to be paid expenses (including counsel fees and disbursements) of any registration of its Class A shares of beneficial interest under, but not limited to, Federal, State or other regulatory authority, fees for filing periodic reports with regulatory bodies and of preparing, setting in type and printing the Prospectus and any amendments thereto prepared for use in connection with the offering of Class A shares of the Fund, for fees and expenses incident to the issuance of Class A shares of beneficial interest such as the cost of stock certificates, issuance taxes, fees of the transfer agent including the cost of preparing and mailing notices to shareholders pertaining to transactions with respect to such shareholders' accounts, dividend disbursing agent's costs including the cost of preparing and mailing notices confirming shares acquired by the shareholder


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pursuant to the reinvestment of dividends and distributions, and the mailing to shareholders of prospectuses, notices and reports as may be required from time to time by regulatory bodies or for such other purposes, except for purposes of sales by the Underwriter as outlined in paragraph 8 below.

     8. The Underwriter shall pay all of its own costs and expenses (other than expenses and costs heretofore deemed payable by the Fund and other than expenses which one or more dealers may bear pursuant to any agreement with the Underwriter) incident to the sale and distribution of the shares issued or sold hereunder including (a) expenses of printing copies of prospectuses to be used in connection with the sale of Class A shares of the Fund at printer's overrun costs; (b) expenses of printing and distributing or disseminating any other literature, advertising or selling aids in connection with the offering of Class A shares for sale (however, the expenses referred to in (a) and (b) do not include expenses incurred in connection with the preparation, printing and distribution of any prospectus or report or other communication to shareholders to the extent that such expenses are necessarily incurred to effect compliance by the Fund with any Federal or State law or other regulatory bodies); and (c) expenses of advertising in connection with such offering.

     9. The Fund agrees to register, from time to time as necessary, additional Class A shares with the Securities and Exchange Commission, State and other regulatory bodies and to pay the related filing fees therefor and to file such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in the Registration Statement or Prospectus or no omission to state a material fact therein necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used in this Agreement, the term "Registration Statement" shall mean the Registration Statement most recently filed by the Fund with the Securities and Exchange Commission and effective under the Securities Act of 1933, as amended, as such Registration Statement is amended from time to time, and the term "Prospectus" shall mean the most recent form of prospectus authorized by the Fund for use by the Underwriter and by dealers.

     10. This Agreement shall terminate automatically in the event of its assignment. The term "assignment" for this purpose shall have the meaning defined in Section 2(a)(4) of the Act.

     11. This Agreement has been approved by the Board of Trustees of the Fund, including the Trustees who are not "interested persons" of the Fund, as defined in the Act, and who have no direct or indirect financial interest in this Agreement (the "Disinterested Trustees"), by vote cast in person at a meeting


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called for the purpose of voting on this Agreement. This Agreement shall continue in effect for two years from its effective date, and thereafter for successive annual periods, provided that such continuance is specifically approved annually by a majority of the Trustees, acting on behalf of the Fund, and by a majority of the Disinterested Trustees, cast in person at a meeting called for such purpose.

     12. This Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Disinterested Trustees or by vote of a majority of the outstanding voting securities (as defined in the Act) of Class A shares of the Fund, on not more than 60 days' written notice to the Underwriter.

     13. The Declaration of Trust establishing the Fund, dated February 20, 1992, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "National Asset Reserve" refers to the Trustees under the Declaration collectively as trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Fund may be held to any personal liability, nor may resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Fund, but the Fund property only shall be liable.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.


                                             NATIONAL ASSET RESERVE



       /s/ Mairead M. Collins                   /s/ Thomas Ole Dial
Attest:------------------------              By:-------------------------------
       Mairead M. Collins                       Thomas Ole Dial, Vice President
       Assistant Secretary
                                             PHOENIX EQUITY PLANNING CORPORATION


       /s/ Patricia O. McLaughlin               /s/ Martin J. Gavin
Attest:------------------------              By:-------------------------------
       Patricia O. McLaughlin                   Martin J. Gavin
       Assistant Secretary                      Executive Vice President


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